EXHIBIT (c)(2)
Project Golden Gate CONFIDENTIAL Presentation to the Special Committee April 9, 2007 PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE.

Table of Contents 1. Introduction 2. Situation Overview 3. Overview of Potential Strategic Alternatives 4. Preliminary Financial Analysis Appendix

1. Introduction

Summary of Genstar Proposal On March 28, Presidio received a non-binding proposal from Genstar to acquire the Company for $24.50 per share in cash Represents a 17.0% premium to current price and a 15.8% premium to the 30-day average Represents 13.3x 2007E EBITDA and 29.2x 2007 P/E (based on management estimates) Genstar indicated the following: $380 million of debt-financing contemplated Highly confident letters from Wachovia, UBS and Jeffries Implies 8.0x 2006A Adjusted EBITDA $240 million of equity financing contemplated from Genstar $77 million existing Genstar equity and $163 million new Genstar equity Subject to lenders' due diligence only Anticipate approximately 2 - 3 weeks to complete Request for 30 day exclusivity period Requires no direct or indirect solicitation of proposals Duty to notify of other proposals or inquiries Proposal revoked if publicly disclosed Implied Premiums and Multiples

Today's Agenda During today's Special Committee meeting, we will: Discuss our preliminary observations on Presidio's current situation Present a preliminary range of strategic alternatives that may be available to the Company Review our preliminary financial analysis Review Genstar's Proposal Discuss potential next steps

2. Situation Overview

Presidio's Revenue Growth Has Lagged the Market by an Increasing Amount... R&D Spend continues to exhibit strong growth Increased outsourcing by large pharmaceutical companies Biotech outsources significantly more work than big pharma and is becoming a larger portion of client mix Market Share: Large, global service providers are taking share from the hundreds of smaller niche providers ....Despite Key Industry Drivers Remaining in Place Source: Covance Investor Presentation (March 2007), except Presidio data. Note: Presidio revenue growth rates for 2003 and 2004 exclude PBR. Presidio revenue growth rates for 2005 and 2006 include PBR. YoY Organic Public CRO Growth YoY Pharma R&D Spend Growth YoY Presidio Revenue Growth

Key Presidio Growth Driver Trends Gross NBAs and Gross NBA Growth Cancellation Rate NTM Revenue as % of Ending Backlog Revenues and Yr / Yr Revenue Growth Source: Company filings and Wall Street estimates. (2) Calculated as a % of Wall Street Consensus Mean 2007E Total Revenues / Q4 2006 Backlog. (2) 2005 2006 2005 = 17.3% 2006 = 30.3% / 16.5% 2005 = $343.8 / NM 2006 = $328.1 / (4.6%) 2005 2006 2005 = $479 / 12.1% 2006 = $496 / 3.4% 2005 2006 Note: Presidio revenue growth rates for 2003 and 2004 exclude PBR. Presidio revenue growth rates for 2005 and 2006 include PBR. (1) Excluding the $68mm Fresenius cancellation, Q2 '06 and FY '06 cancellation as a % of new business would be 22.4% and 16.5% respectively. (1)

Presidio EBITDA and EPS Trends EBITDA Margin EBITDA and Yr / Yr EBITDA Growth EPS and Yr / Yr EPS Growth Source: Company filings and Wall Street estimates. 2005 2006 2005 2006 2005 = $62 / 35.2% 2006 = $47 / (24.0%) 2005 = $1.32 / 29.4% 2006 = $1.08 / (18.2%) 2005 2006 2005 = 21.2% 2006 = 15.6%

Presidio vs. Industry Peers CY 2005A-2006A Revenue Growth CY 2006A-2007E Revenue Growth CY 2006A EBITDA Margin CY 2006A-2007E EBITDA Growth Source: Wall Street estimates. (1) Peer average excludes Presidio. (2) KNDL pro forma to include acquisition of CRL's Phase II-IV Clinical Services Business in all periods. (3) Pro forma to include PBR in all periods. (4) 2006 Presidio EBITDA excludes severance costs, 2007 Presidio EBITDA excludes restructuring costs; 2006 and 2007 Presidio EBITDA includes stock-based compensation expenses. (2) (3) (2) (2) (2) (3) (4) (1) (1) (1) (1) (3) (4) (4) 655 bps Margin Change (bps) vs. 2006A: 113 bps 61 bps 99 bps 166 bps -6 bps -149 bps -190 bps -262 bps

Presidio vs. Industry Peers (Cont'd) CY 2005A-2006A Gross NBA Growth CY 2005A-2006A Net NBA Growth 2006 Cancellation Rate Q4 2006 Yr / Yr Backlog Growth Source: Company filings and Wall Street estimates. (1) Peer average excludes Presidio. (2) KNDL pro forma to include acquisition of CRL's Phase II-IV Clinical Services Business in all periods. (1) (1) (1) (1) (2) (2) (2)

Presidio vs. Industry Peers (Cont'd) 2006 Gross Book to Bill 2006 Net Book to Bill 2007E Revenues as % 12/31/06 Backlog (1) Peer Average excludes Presidio. (1) (1) (1)

Presidio vs. Industry Peers (Cont'd) 2005A-2006A Diluted EPS Growth 2006A-2007E Diluted EPS Growth Estimated Long-Term Growth Rate Peer average excludes Presidio. 2006 Presidio EPS excludes severance costs, 2007 Presidio EPS excludes restructuring costs; 2006 and 2007 Presidio EPS includes stock-based compensation expense. Represents management projections for EPS CAGR from 2007-2011. (3) (1) (1) (1) (2)

Presidio EPS Guidance vs. Wall Street Estimates This chart has secondary x and y axes. It is a combo of an XY scatter line (primary axis) and a stacked column (secondary axis). Please ensure that both x-axes have the same scales. Because of random nature of dates, x- axis labels are text boxes and dashed drop lines are drawn in excel. 1Q 2006 2Q 2006 1Q 2007 3Q 2006 4Q 2006 Wall Street Mean (2006) Mgmt Guidance (2006) (1) Company announces 4Q05 and FY05 results Company announces acquisition of PBR Company announces 1Q06 earnings and planned acquisition of Sterling Synergy Systems Company announces 3Q06 earnings Company announces 2Q06 earnings Company announces 4Q06 (EPS $0.23) and FY06 (EPS $1.08) results; announces 2007 guidance below the street's expectations Wall Street Mean (2007) (1) Management's diluted EPS guidance of $0.95 to $1.05 excludes restructuring costs, amortization related to acquisition and stock option expense. However, for comparison with Wall Street's estimates, only restructuring costs of $9.1m (or $6.6m after-tax) have been excluded. Mgmt Guidance (2007) (1)

Wall Street Sentiment on Presidio Analyst Ratings on Presidio Current 12/31/2005 7 Analysts 7 Analysts Source: FactSet Research Systems. 6/20/2006 (Post PBR Acquisition Announcement) 7 Analysts (2)

Research Analysts' Comments on Presidio Recognition of Strong Franchise Value and Positioning ... Presidio "currently represents the purest play among the publicly traded contract research organizations (CROs)". It "specializes in the management and support of complex multinational and regional clinical trials (Phase II-III), and is one of only a few CROs with the capability and expertise to conduct clinical trials on a global scale." "The company has a diverse base of customers" and "we believe [Presidio's] unique therapeutic focus (oncology, cardiovascular, CNS, and allergy/respiratory) and global scale has been especially appealing to emerging pharmaceutical and biotechnology organizations, which currently represent roughly one-third of the company's revenues. These companies ... represent an important growth market for CROs." - Bear Stearns (February 28, 2007) .... But Uncertainty About Sources of Near-Term Challenges ... "While we were anticipating a cautious approach to 2007, given the departure of CEO Pat Donnelly, we are surprised by the magnitude of the reduction in expectations; we maintain our Market Perform rating given our confusion about the root cause" of Presidio's difficulties. - William Blair (March 1, 2007) We thought Presidio's troubles "were fairly isolated to strategic / financial mismanagement but that the company was sound at customer-service level." However, we now "believe problems were more pervasive in the organization and that the rebuilding cannot be solved as quickly as we originally thought or, based on our conversations with investors, as some continue to expect." - Lehman Brothers (March 1, 2007)

Research Analysts' Comments on Presidio Recognition That Timeline For Improvement May Not Be Short While Presidio "is taking steps to reinvigorate growth and improve operational performance through improved business development focus, better employee retention, and increased client and service diversification, these efforts will take time and performance is expected to trail the sector in virtually all metrics for some time." Downgraded Presidio to "Underperform yesterday given 2007 guidance that was materially below our prior Street-low model, reorganization demands and structural issues that appear significantly larger than expected, and tainted credibility with unacceptable EPS presentation changes." - Baird (March 1, 2007) Presidio " appeared to have been on a path towards improved performance in mid-2006, however, guidance for 2007 implies that the changes being made by management could take several quarters to yield improvements in the core operations." - Goldman Sachs (March 1, 2007)

Presidio Stock Price Performance History Since IPO Price and Volume Performance (November 17, 2004 - April 4, 2007) Source: FactSet. Note: High and Low figures represent intraday prices. 6/14/05 - Presidio prices 7.2MM share follow-on at $23.50 1/11/06- Presidio announces 2006 earnings guidance 4/26/06 - Presidio acquires Sterling Synergy Systems 7/24/06 - Presidio completes acquisition of Pharma Bio-Research 12/14/06 Pat Donnelly resigns, Terry Bieker named interim CEO and earnings estimates are lowered 02/28/07 Presidio announces 2006 earnings and 2007 guidance which are below Wall Street expectations

Analysis of Recent Presidio Trading Prices Distribution of Share Volume - Since IPO Distribution of Share Volume - One Year Source: FactSet Research Systems. Cumulative: Total Shares Traded: 56.9mm Avg. Daily Volume: 225,794 Cumulative: 8.7% 21.3% 78.6% 91.5% 99.5% 100.0% Current Stock Price: $20.94 Total Shares Traded: 95.3mm Avg. Daily Volume: 159,990 Current Stock Price: $20.94 56.6% 14.7% 28.9% 88.0% 92.6% 99.2% 100.0% A large majority of trading volume has been at levels above the current stock price. 68.1%

Relative Stock Price Performance Since IPO (0.3%) +65.5% Source: FactSet Research Systems. Note: Primary Selected companies include PPDI, ICLR, PRXL, PDGI and KNDL. Secondary Selected companies include CRL and CVD. +25.3%

Historical Forward P/E Multiples Analysis - Presidio vs. Selected Companies Source: FactSet (I/B/E/S). Note: Primary selected companies include PPDI, ICLR, PRXL, KNDL and PDGI. Secondary selected companies include CRL and CVD. Forward P/E multiples based on next twelve month earnings estimates.

Presidio Shareholder Profile Presidio has a very concentrated shareholder base with its top five shareholders holding over 50% of outstanding shares. Source: FactSet Research Systems and Company proxy dated 5/17/2006. Estimated based on discussions with the Company. For institutions other than ValueAct, basis is estimated using the average price during the quarter in which the shares were purchased. (1) (2)

ValueAct began acquiring Presidio stock in early 2006 and is now Presidio's largest shareholder at 19% of outstanding shares. ValueAct's Investment History in Presidio Source: ValueAct and Presidio Investor filings. (1) Does not reflect 438,152 shares purchased prior to 4/3/06, for which the average purchase price is not known. (January 1, 2006 - April 4, 2007) Before 4/3/2006 438,152 Shares Avg. Price N/A Cumulative Ownership 1.9% 6/22/2006 - 7/27/2006 335,327 Shares Avg. Price $22.69 Cumulative Ownership 11.2% 4/3/2006 - 5/4/2006 1,810,000 Shares Avg. Price $24.25 Cumulative Ownership 9.7% 12/15/2006 - 12/19/2006 898,500 Shares Avg. Price $25.14 Cumulative Ownership 14.4% Known Purchases Average Price $23.77 Lowest Price $19.95 Highest Price $26.00 1/4/2007 - 1/8/2007 416,200 Shares Avg. Price $24.89 Cumulative Ownership 16.1% 2/9/2007 200,000 Shares Avg. Price $22.97 Cumulative Ownership 17.0% 2/28/2007 500,000 Shares Avg. Price $19.95 Cumulative Ownership 19.0%

3. Overview of Potential Strategic Alternatives

Advantages Considerations Overview of Potential Strategic Alternatives Maintain management focus on performance / opportunities No "transformational" decisions made while the stock is at current levels May take time to install CEO and implement strategic plan Near-term execution risk/operational challenges Presence of activist shareholders Longer path to increasing scale significantly Increase overall scale Expand capabilities and geographic reach; Gain market momentum; Gain key leadership Drive operational efficiencies and achieve other synergies Potential to participate in upside from value creation Integration risk Social and cultural issues would need to be resolved Low current bargaining position Low/no short-term premium to investors (if MOE) Create immediate shareholder value Relieves existing shareholders of execution risk Company may be able to better address operational challenges as part of a larger organization or in a private setting Depth of strategic buyer universe unclear Risks to business if transaction does not close Most shares traded in the past 6-12 months have been above current range - limited returns for current investors Presidio Strategic Alternatives Status Quo A B Leveraged Recap D Sale to Strategic or Leveraged Buyout Significant immediate return of capital to shareholders through buyback and/or special dividend Increased leverage magnifies benefits to remaining equity holders Affirms management confidence in future cash flow Increased risk to remaining shareholders Reduces financial flexibility due to higher leverage levels, including potentially limiting ability to pursue acquisitions Further concentration of ownership possible in share repurchase scenario C Strategic Merger Transactions

Status Quo Presidio Financial Overview Key Projection Assumptions Projections provided by Presidio management EDS growth driven by PBR acquisition, improvements in legacy Presidio Phase I business and leveraging Presidio's existing sales force Expansion of Kansas facility from 40 to 80 beds contemplated New facilities assumed in 2008 and 2009 including expansion in the Netherlands Product Registration growth driven by operational improvements and better focusing new business activities around Presidio areas of strength (e.g. target projects leveraging Presidio's therapeutic area expertise, where Presidio generally sees higher win rates) Improved alignment with sales reps through optimized incentive compensation plan Increase penetration with pharma accounts Stability in sales force and operational management following period of high turnover Reengineer internal processes to service clients more effectively SMA growth driven by broader service offering, increased penetration in pharma and more organizational focus on selling stand alone SMA services Margin growth driven by increased utilization rates and operating leverage SG&A margin improvements in outer years through improved operating leverage and continued IT efficiency improvements Long-term tax rate of 32% driven by mix of U.S. / International business Capital Expenditures at 3.8% - 4.7% of revenues in projection period slightly higher than historical trends given build out of early development business A

Status Quo Presidio Financial Overview (cont'd) A

Status Quo Future Trading Analysis A Assumptions Diluted EPS based on Presidio management forecasts Assumes P/E trading multiple equal to Presidio average since IPO (19.5x) or Primary peer group one year average (22.2x) Nominal future share prices discounted to 7/1/07 present value assuming 15.0% cost of equity

Status Quo Presidio Management Forecast Sensitivity EDS Revenue Growth Product Registration Revenue Growth SMA Revenue Growth Total Revenue Growth Movements in key revenue and EBITDA drivers can have a meaningful impact on operating results and valuation. ($ in millions, except per share amounts) Present value per share based on present value of unlevered free cash flows and 10.0x exit multiple of 2011E EBITDA discounted at WACC of 12.5%. Pro forma to include PBR in 2005 and 2006. Represents 2011E EBITDA Margin. (1) ($16.8m) $19.2m (5%) 5% ($11.9m) (5%) 5% $13.6m ($3.3m) (5%) $3.7m 5% ($1.7m) $1.9m (5%) 5% A (2) (3) EBITDA Margin ($12.6m) $12.6m (2%) 2% (2)

Leveraged Recapitalization Considerations Presidio could return a significant amount of capital to shareholders via a self-tender offer, special dividend, or combination thereof Increasing leverage and returning cash to shareholders may increase shareholder value Shareholders can choose degree to which they participate in the repurchase versus retain ownership in ongoing entity Increased leverage may limit Presidio's financial flexibility and ability to capitalize on opportunities For purposes of our analysis, we have assumed that Presidio borrows new debt sufficient to take pro forma Debt to Adjusted 2007E EBITDA to 4.5x Scenario combines a $100 million self-tender with an $80 million special dividend Allows Presidio to return more cash to shareholders than likely feasible using only a self-tender offer May allow Presidio to more efficiently price the tender offer and lower overall cost to Company Alternatively, Presidio could execute a special dividend for the full $180 million to be returned to shareholders A special dividend would have the benefit of avoiding potential inefficiencies associated with Presidio's concentrated shareholder base B B1 B2

Leveraged Recapitalization: (Share Repurchase + Dividend) Future Trading Analysis Assumptions Total leverage of approximately $205 million, or approximately $180 million of incremental debt; cost of debt is assumed to be LIBOR + 200 bps $100 million share repurchase via dutch auction 12.5% premium paid ($23.56) for share repurchase Approximately 4.2 million shares or 16.6% of shares outstanding $80 million special dividend $3.74 / share one-time dividend Assumed re-investment of $3.74 dividend at 15% cost of equity Transaction closes July 1, 2007 Assumes P/E trading multiple equal to Presidio average since IPO (19.5x) or Primary peer group one year average (22.2x) Nominal future share prices discounted to 7/1/07 present value assuming 15.0% cost of equity B1

Leveraged Recapitalization: (One-time Dividend) Future Trading Analysis Assumptions Total leverage of approximately $205 million, or approximately $180 million of incremental debt; cost of debt is assumed to be LIBOR + 200 bps $180 million of proceeds used to issue the special dividend $7.02 / share one-time dividend Assumed re-investment of $7.02 dividend at 15% cost of equity Transaction closes July 1, 2007 Assumes P/E trading multiple equal to Presidio average since IPO (19.5x) or Primary peer group one year average (22.2x) Nominal future share prices discounted to 7/1/07 present value assuming 15.0% cost of equity B2

Strategic Merger / Sale of Company Overview Key Attributes Most involve relatively low or no premiums for the "target" Compelling industrial logic for transaction (e.g., consolidation, synergies, efficiency gains) Similarly sized companies, such that an at market deal results in similar ownership Both companies want to pursue the merger Both sets of shareholders will benefit from the synergies, cost savings and other positive attributes of the combination Governance / control is split more evenly than in an outright acquisition For illustrative purposes, we have shown Kendle and PharmaNet as potential MOE partners An outright sale transaction typically involves a "control" premium for the target Acquiror retains control post transaction and typically determines management and Board roles C D Merger of Equals ("MOE") Transactions Company Sale Transaction

Potential Strategic Merger Transactions C (1) (1) (1) Pro forma to include acquisition of CRL's Clinical Services Phase II - IV Business. 100% Stock transaction; No premium, No synergies 25% of Excess Purchase Price allocated to Intangibles, amortized over 7 years.

Potential Strategic Acquirors Landscape ($ in millions) Source: Company filings and Wall Street Research Projections. Note: Excess purchase price over tangible book value allocated to intangibles, amortized over 15 years. Assumes no synergies. All market statistics as of April 3, 2007. D

Other Potential Financial Sponsor Acquiror Landscape D There are a broad range of financial sponsors that may have the interest and ability to acquire the company.

Leveraged Buyout Analysis - Assumptions Key Assumptions Equity purchase price of $24.50/share (17.0% premium) at 8.0x total leverage on FY06E EBITDA of $47.4mm Transaction closes 12/31/06 $25mm assumed to be minimum cash balance required Sources and Uses

Leveraged Buyout Analysis - Credit Profile

Leveraged Buyout Analysis - Returns Sensitivity Note: Shading indicates IRR > 20%; Assumes 7.5% carry. Sensitivity on Leverage assumes 11.0x 2011 Exit Multiple. Sensitivity on Exit Multiple Sensitivity on Leverage

4. Preliminary Financial Analysis

Preliminary Acquisition Matrix

Preliminary Selected Companies Analysis (2) (3) (1) (1) (1) (1)

Preliminary Selected Acquisitions Analysis

Preliminary Discounted Cash Flow Analysis

Appendix

Preliminary WACC Analysis

Preliminary Premiums Paid Analysis Source: SDC.

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